                                                                    EXHIBIT 99.2

                             JOINT FILER INFORMATION

          Item                                         Information

Name:                               Royal Bank of Canada

Address:                            200 Bay Street
                                    Toronto, Ontario
                                    Canada M5J 2J5

Date of Event Requiring             August 27, 2012
Statement (Month/Day/Year):

Issuer Name and Ticker or           Invesco Van Kampen  Trust for  Investment
Trading Symbol:                     Grade New  York Municipals (VTN)

Relationship of Reporting           10% Owner
Person(s) to Issuer:

If Amendment, Date Original         Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:   Form filed by More than One Reporting Person

Signature:                          ROYAL BANK OF CANADA

                                                  /s/ Peggy Dowdall-Logie
                                    By:----------------------------------------
                                          Name: Peggyl Dowdall-Logie
                                          Title: Senior Vice President
                                          Date: August 28, 2012

                                                  /s/ Tom Smee
                                    By:----------------------------------------
                                          Name: Tom Smee
                                          Title: Senior Vice President
                                          Date: August 28, 2012